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EXHIBIT 99.1

Press Release

Contact: WaLisa M. Davenport
eXegenics Inc.
(214) 358-2000

E. Blair Clark (Investors)
Burns McClellan
(212) 213-0006


                   EXEGENICS RECEIVES UNSOLICITED TENDER OFFER

Dallas, May 30, 2003 -- eXegenics Inc. (Nasdaq: EXEG) yesterday received an unsolicited offer from EI Acquisition Inc. and Foundation Growth Investments LLC to acquire all of the outstanding common stock and Series A Convertible Preferred Stock of eXegenics for $.40 per share. eXegenics' management, Board of Directors and professional advisors will evaluate the offer, and the Board will advise eXegenics' stockholders of its response to the offer no later than June 12, 2003. In the interim, eXegenics requests that its stockholders defer making a determination whether to accept or reject the offer until they have been advised of eXegenics' position with respect to the offer.

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Safe Harbor

This release contains forward-looking statements. The words "believe," "expect," "intend", "anticipate," variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are subject to certain risks, uncertainties and assumptions that are difficult to predict. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. eXegenics undertakes no obligation to update any forward-looking statement to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.